Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279435 on Form S-3 and Registration Statement No. 333-282980 on Form S-8 of our report dated March 27, 2025, relating to the financial statements of U.S. GoldMining Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

March 27, 2025